UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2014

Trinseo S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-36473
(Commission File Number)

1000 Chesterbrook Boulevard, Suite 300 Berwyn, Pennsylvania	19312
(Address of principal executive offices)	(Zip Code)

(610) 240-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2014, Trinseo S.A. (the “Company”) announced that Curtis S. Shaw, the Company’s Executive Vice President, General Counsel and Corporate Secretary, will retire from the Company effective January 1, 2015. In connection with Mr. Shaw’s retirement, on October 3, 2014, the Company and Mr. Shaw entered into a retirement agreement under which Mr. Shaw will receive the annual performance award, if any, that he would have received for calendar year 2014 had he remained employed with the Company through the regular payment date for the Company’s 2014 annual performance awards. Such award, if any, will be paid at the time such award would have otherwise been paid had Mr. Shaw remained employed by the Company. In addition, the Company will pay Mr. Shaw, in 18 equal monthly installments beginning in January 2015, an amount equal to one and one-half times his current annual base salary and target bonus. The Company also will provide Mr. Shaw’s spouse with continued healthcare plan coverage until she reaches age 65, on the same terms as if he had remained employed by the Company through such date. The retirement agreement also provides for accelerated vesting of certain of the incentive equity shares of Bain Capital Everest Manager Holding SCA, the parent company of the Company (“BCEM”), held by Mr. Shaw, as well as a cash distribution in the amount of $84,333 in respect of previously vested BCEM incentive equity shares.

In addition, on October 8, 2014, the Company announced that Martin Pugh would take on the title and responsibilities of Senior Vice President and Business President, Performance Materials. The Company also modified the vesting schedule applicable to both tranches of his BCEM incentive equity share award to provide for (i) the vesting of the final 60% of one tranche of the award in two equal amounts on each of March 1, 2016 and March 1, 2017, and (ii) the vesting of the entire remaining unvested portion of the second tranche of the award on March 1, 2017. In addition, the Company and Mr. Pugh agreed to an amendment to his employment agreement, which, among other things, modifies the renewal provisions of the term of his employment.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Company press release dated October 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinseo S.A.

By:	/s/ John A. Feenan
Name:	John A. Feenan
Title:	Executive Vice President and Chief Financial Officer

Date: October 8, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Company press release dated October 8, 2014.